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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999, except as to the information presented in Notes 9 and 22 for which the dates are March 23, 1999 and June 9, 1999, respectively, relating to the consolidated financial statements which appear in Registration Statement No. 333-79479 of Network Plus Corp. and its subsidiary. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 1999 relating to the financial statement schedule, which appears in Registration Statement No. 333-79479.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
June 30, 1999